                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           _________________________

                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported)  July 2, 1996



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)


          Delaware                    0-16102                 59-2840783
(State or Other Jurisdiction         Commission            (I.R.S. Employer
    or Incorporation or             file number             Identification
       Organization)                                           Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)

                                (609) 235-6009
             (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
----------------------------------------------

     Allied Waste Services, Inc., a Delaware corporation ("Allied"), is a wholly-owned subsidiary of Eastern Environmental Services, Inc. (the "Registrant"). On July 2, 1996, Allied acquired ("the Acquisition") substantially all of the assets related to the operations of Allied Environmental Services, Inc., and Allied Environmental Services West, Inc. (collectively referred to as the "Companies") from Global Spill Management, Inc. ("the Shareholder") and Stuart H. Berry and Alan Hershkowitz ("the Individuals"). The Shareholder, Companies and the Individuals are collectively referred to as the "Sellers". The Sellers are not affiliated with the Registrant nor with any of the Registrant's subsidiaries.

     The acquisition was made pursuant to the terms of an Agreement for the Sale and Purchase of Assets (the "Purchase Agreement") dated June 27, 1996. The Purchase Agreement is incorporated as Exhibit 10.1. The description of the acquired assets and the Acquisition transaction set forth herein is qualified in its entirety by reference to the Purchase Agreement.

     Allied paid consideration of $700,000 (the "Purchase Price") to the Sellers for the acquired assets. The total consideration was paid in 116,667 shares of restricted common stock of the Registrant. The total number of shares delivered to the Companies was determined by valuing the Registrants stock at six ($6.00) dollars per share. Purchaser is obligated to have the stock registered under the Securities Act of 1933 within ninety (90) days of the date of closing pursuant to a "shelf registration" of the Registrants stock.

     Under the terms of the Purchase Agreement, Allied assumed no obligations or liabilities of the Sellers except for the responsibility of paying certain vendor liabilities and performing the unperformed obligations under certain uncompleted customer contracts. The acquired assets were transferred to Allied free and clear of all liens, encumbrances, security interests and claims, except for the liabilities specifically assumed by Allied. The terms of the purchase are more fully described in the Purchase Agreement.

     The acquired assets include all office furniture, equipment, and supplies used in the operations of the Companies, all rights and interests in the customer accounts receivable of the Companies whether billed or unbilled as of the closing date; customer contract rights; all rights, title and interest of the Companies in leases for real property, trade secrets, property rights, symbols, trademarks, trade names, logos, telephone directory listings used by the Companies; all permits, licenses, franchises, consents and other approvals for governmental agreements used in the operations of the business; and all goodwill of the business conducted by the Companies. The acquired assets were used by the Sellers in the business of arranging for the testing, disposal and transportation of contaminated soil, asbestos, construction and demolition waste and municipal waste. Allied intends to continue to use the acquired assets for this purpose.

ITEM 7.   COMBINED FINANCIAL STATEMENTS, PRO FORMA
          FINANCIAL INFORMATION, AND EXHIBITS
          -----------------------------------

(A)  COMBINED FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.
     Independent Auditors' Report
     Combined Balance Sheet as of June 30, 1996 and 1995
     Combined Statements of Operations for the year ended June 30, 1996 and the periods seven months period ended June 30, 1995 (new company period) and five month period ended November 30, 1994 (prior company period).
     Combined Statements of Stockholders' Equity (deficit) for the year ended
       June 30, 1996 and the seven month period ended June 30, 1995 (new company period) and five month period ended November 30, 1994 (prior company period).
     Combined Statements of Cash Flows for the year ended
       June 30, 1996 and the seven month period ended June 30, 1995 (new company period) and five month period ended November 30, 1994 (prior company period).
     Notes to combined financial statements.


     Independent Auditors' Report.
     Combined Balance Sheet as of June 30, 1994.
     Combined Statement of Income for the twelve months ended
      June 30, 1994.
     Combined Statement of Cash Flows for the twelve months ended
      June 30, 1994.
     Combined Retained Earnings Statement for the twelve months ended June 30, 1994.
     Notes to Combined Financial Statements.


(B)  PRO FORMA FINANCIAL INFORMATION.

     Eastern Environmental Services, Inc.

     Pro Forma Combined Statement of Operations for the twelve months ended June 30, 1996 (unaudited).
     Pro Forma Combined Balance Sheet as of June 30, 1996 (unaudited).

(C)  EXHIBITS.

* 10.1 Agreement for the sale and Purchase of the assets dated June 27, 1996 between Allied Waste Services, Inc. and Global Spill Management, Inc., Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Stuart H. Berry, and Alan Hershkowitz.

  23.1 Consent of BDO Seidman, LLP

  23.2 Consent of B.J. Klinger & Co., P.C.

__________________
*     Incorporated by reference.


                                   SIGNATURE
                                   ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EASTERN ENVIRONMENTAL SERVICES, INC.


Date: July 10,  1997          By:     /s/ Louis D. Paolino, Jr.
                                 ______________________________
                                      Louis D. Paolino, Jr.
                                      President

                             ALLIED ENVIRONMENTAL
                                SERVICES, INC.
                                AND AFFILIATES


                    REPORT ON COMBINED FINANCIAL STATEMENTS
                        YEAR ENDED JUNE 30, 1996, SEVEN
                        MONTHS ENDED JUNE 30, 1995 AND
                      FIVE MONTHS ENDED NOVEMBER 30, 1994

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                                                                        CONTENTS
================================================================================

          INDEPENDENT AUDITORS' REPORT                                      3

          COMBINED FINANCIAL STATEMENTS
            Balance sheets                                                  4
            Statements of operations                                        5
            Statements of stockholders' equity (deficit)                    6
            Statements of cash flows                                      7-8

          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                     9-11

          NOTES TO COMBINED FINANCIAL STATEMENTS                        12-14

Independent Auditors' Report



Allied Environmental Services, Inc. and Affiliates
Merrick, New York

We have audited the accompanying combined balance sheets of Allied Environmental Services, Inc. and affiliates as of June 30, 1996 and 1995, and the related combined statements of operations, stockholders' equity (deficit), and cash flows for the year ended June 30, 1996 and the periods seven month period ended June 30, 1995 (new company period) and five month period ended November 30, 1994 (prior company period). These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, on July 2, 1996, the Company sold all of its assets, net of substantially all of its liabilities. The proceeds from the sale were used to pay down the line of credit of the Company's parent, Global Spill Management, Inc.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Allied Environmental Services, Inc. and affiliates as of June 30, 1996 and 1995, and the results of their operations and their cash flows for the year ended June 30, 1996 and for the seven month period ended June 30, 1995 and the five month period ended November 30, 1994, in conformity with generally accepted accounting principles.


                                        /s/ BDO Seidman, LLP

November 12, 1996

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                            COMBINED BALANCE SHEET

================================================================================
June 30,                                                 1996          1995
================================================================================

ASSETS (Substantially Pledged)

CURRENT
 Cash                                             $     1,685   $    96,145
 Accounts receivable, less allowance for
  doubtful accounts of $425,000 and $150,000        1,299,992     2,357,785
 Prepaid expenses and other current assets             16,552        30,566
 Due from affiliated companies (Note 3)                     -       115,264
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                1,318,229     2,599,760
--------------------------------------------------------------------------------
PROPERTY AND EQUIPMENT, less accumulated
 depreciation (Note 2)                                  5,484         8,763
--------------------------------------------------------------------------------
GOODWILL, net of accumulated amortization of
     $211,223 and $87,500 (Note 1)                    951,077     2,869,034
--------------------------------------------------------------------------------
TOTAL ASSETS                                      $ 2,274,790   $ 5,477,557
================================================================================

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                            COMBINED BALANCE SHEET

================================================================================
June 30,                                                 1996          1995
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of notes payable,
  former stockholders (Note 4)                    $         -   $   166,568
 Accounts payable                                   1,484,991     2,114,719
 Accrued expenses and other current liabilities        89,799       135,965
 Due to parent (Note 3)                                     -       623,605
 Due to affiliated companies (Note 3)                       -         5,291
--------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                           1,574,790     3,046,148
--------------------------------------------------------------------------------
NOTES PAYABLE, former stockholders (Note 4)           932,727       938,490

COMMITMENTS (Notes 5 and 7)

STOCKHOLDERS' (DEFICIT) EQUITY
  Common stock, no par value                           11,200        11,200
  Additional paid-in capital (Notes 3 and 4)        3,077,160     1,982,748
  (Deficit)                                        (3,321,087)     (501,029)
--------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' (DEFICIT) EQUITY                 (232,727)    1,492,919
--------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY AND LIABILITIES        $ 2,274,790   $ 5,477,557
================================================================================

See accompanying summary of accounting policies and notes to combined financial statements.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

================================================================================
                                              New Company        Prior Company
                                         ----------------------   -------------
                                           Year     Seven months    Five months
                                          ended        ended           ended
                                         June 30,     June 30,      November 30,
                                           1996        1995            1994
================================================================================
SALES                                 $ 10,549,739  $ 7,886,110    $  5,833,545
--------------------------------------------------------------------------------
COST OF SALES                            8,211,825    6,275,853       4,774,168
--------------------------------------------------------------------------------
GROSS PROFIT                             2,337,914    1,610,257       1,059,377
--------------------------------------------------------------------------------
OPERATING EXPENSES
  Selling, general and administrative
    expenses                             2,345,635    1,218,154       1,092,617
  Impairment loss, goodwill (Note 1)     1,817,733            -               -
  Allocation of overhead from parent
    (Note 3)                               885,723      782,961               -
--------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                 5,049,091    2,001,115       1,092,917
--------------------------------------------------------------------------------
(LOSS) FROM OPERATIONS                  (2,711,177)    (390,858)        (33,240)
--------------------------------------------------------------------------------
OTHER (EXPENSE) INCOME
  Interest expense (Note 5)               (108,881)    (110,171)              -
  Other income                                   -            -          30,770
--------------------------------------------------------------------------------
TOTAL OTHER (EXPENSE) INCOME              (108,881)    (110,171)         30,770
--------------------------------------------------------------------------------
NET (LOSS)                            $ (2,820,058) $  (501,029)   $     (2,470)
================================================================================

See accompanying summary of accounting policies and notes to combined financial statements.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

================================================================================
                                                       Additional    Retained
                                             Common     Paid-In      Earnings
                                             Stock      Capital      (Deficit)
================================================================================
BALANCE, June 30, 1994                     $  11,200  $        -    $   149,601

Net (loss) for the five months ended
  November 30, 1994                                -           -         (2,470)
--------------------------------------------------------------------------------
BALANCE, December 1, 1994                     11,200           -        147,131

Adjustments to record the acquisition of
  Allied Environmental Services, Inc.              -      48,924       (147,131)

Payments made by parent of amounts due to
  former stockholders (Note 4)
  Short term notes                                 -   1,923,752              -
  Interest                                         -      10,072              -

Net (loss) for the seven months ended
 June 30, 1995                                     -           -       (501,029)
--------------------------------------------------------------------------------
BALANCE, June 30, 1995                        11,200   1,982,748       (501,029)

Payments made by parent of amounts
  due to former stockholders (Note 4)
  Short-term notes                                 -     172,331              -
  Interest                                         -     139,726              -
Forgiveness of amounts due to affiliates,
  net (Note 3)                                     -     782,355              -

Net (loss)                                         -           -     (2,820,058)
--------------------------------------------------------------------------------
BALANCE, June 30, 1996                     $  11,200  $3,077,160    $(3,321,087)
================================================================================

See accompanying summary of accounting policies and notes to combined financial statements.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

================================================================================
                                              New Company        Prior Company
                                         ----------------------   -------------
                                           Year     Seven months    Five months
                                          ended        ended           ended
                                         June 30,     June 30,      November 30,
                                           1996        1995            1994
================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss)                           $(2,820,058) $(501,029)     $   (2,470)
  Adjustments to reconcile net (loss)
   to net cash (used) provided by
   operating activities
    Impairment loss, goodwill            1,817,733          -               -
    Interest paid by parent reflected
     as a contribution of capital          139,726     10,072               -
    Depreciation and amortization          127,554     88,318             318
    Provision for (recovery of) losses
     on accounts receivable                275,000    (55,076)        205,076
    Decrease (increase) in assets
     Accounts receivable                   782,793    115,958         599,113
     Prepaid expenses and other
      current assets                        14,014    (13,053)         22,388
     Due from affiliated companies               -     67,882         (96,931)
    Increase (decrease) in liabilities
     Accounts payable                     (629,728)   (26,611)       (824,128)
     Accrued expenses and other current
      liabilities                          (46,166)    48,450          21,736
     Due to parent                               -    623,605               -
     Due to affiliated companies           268,723      5,291               -
--------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY
  OPERATING ACTIVITIES                     (70,409)   363,807         (74,898)
--------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment         (552)    (2,326)           (500)
  Services rendered reflected as costs
   associated with the acquisition of
   the Company                             (23,499)   (25,931)              -
--------------------------------------------------------------------------------
NET CASH (USED) IN INVESTING ACTIVITIES    (24,051)   (28,257)           (500)
--------------------------------------------------------------------------------

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

================================================================================
                                              New Company        Prior Company
                                         ----------------------   -------------
                                           Year     Seven months    Five months
                                          ended        ended           ended
                                         June 30,     June 30,      November 30,
                                           1996        1995            1994
================================================================================
NET (DECREASE) INCREASE IN CASH        $   (94,460) $    35,550    $   (75,398)

CASH, beginning of year/periods             96,145     (239,405)      (164,007)
--------------------------------------------------------------------------------
CASH, end of year/periods              $     1,685  $    96,145    $  (239,405)
================================================================================
SUPPLEMENTAL DISCLOSURES OF
  NON-CASH ACTIVITIES
  Acquisition of Allied Environmental
  Services, Inc.
  Fair value of non-cash assets        $         -  $ 2,387,177    $         -
================================================================================
Liabilities assumed                    $         -  $ 2,202,915    $         -
================================================================================
Payments made by parent of amounts
  due to former stockholders reflected
  as contributions of capital          $   172,331  $ 1,923,752    $         -
================================================================================
Forgiveness of amounts due to
  affiliates, net                      $   782,355  $         -    $         -
================================================================================

See accompanying summary of accounting policies and notes to combined financial statements.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

================================================================================

PRINCIPLES OF    The combined financial statements include the accounts of the
COMBINATION      following companies, all of which have common ownership and/or activity as follows. Throughout this report, these companies will be referred to as the "Company" or "Allied":


                                                  Common Stock
                                                            Issued and
                                             Authorized    Outstanding   Amount

                 ===============================================================
                 Allied Environmental
                   Services, Inc.                200           100     $  10,000
                 Allied Environmental
                   Services West, Inc.           200           100         1,000
                 Allied Waste
                   Management, Inc.              200           100           100
                 Allied Environmental
                   Mid-Atlantic, Inc.            200           100           100
                 ---------------------------------------------------------------
                                                 800           400     $  11,200
                 ===============================================================

                 All significant intercompany transactions and balances have been eliminated.

BASIS OF         From the period July 1, 1994 to November 30, 1994, the Company
PRESENTATION     was a closely held private company. On December 1, 1994, all of the outstanding stock of the Company was acquired by Global
                 Spill Management, Inc., a publicly owned company. As a result, the Company adopted a new basis of accounting, for which all of the combining entries which were made by the parent to record the acquisition of the Company have been "pushed down" to the Company, where they were reflected as having occurred on the date of the acquisition. Also, the Company is presenting statements of operations, stockholders' equity (deficit) and cash flows to reflect the change in ownership.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

================================================================================

BUSINESS         The Company was, from December 1, 1994 to July 2, 1996 (see
OPERATIONS       Note 1), a wholly-owned operating subsidiary of Global Spill
                 Management, Inc. The primary business of the Com pany is the arranging for the transportation and disposal of contaminated soil and other contaminated waste products. The Company's customer base is primarily comprised of companies located in the States of New York, New Jersey, Pennsylvania and
                 California.

PROPERTY AND     Property and equipment are stated at cost. Depreciation is
EQUIPMENT AND    provided using accelerated methods over the estimated useful
DEPRECIATION     lives of the assets which range from five to seven years. Upon sale or retirement of assets, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included in income. Expenditures for repairs and maintenance are charged to income as incurred.

GOODWILL AND     Goodwill, which represents the excess of the purchase price
AMORTIZATION     paid by the parent over the fair value of the net assets of the
                 Company as of the date of the acquisition is being amortized using the straight line method over the estimated useful life which is twenty years. The Company evaluates the recoverability of the goodwill regularly and considers whether the goodwill should be completely or partially written off or the amortization period accelerated.

IMPAIRMENT OF    In accordance with the provisions of Statement of Financial
LONG LIVED       Accounting Standards No. 121 ("SFAS 121"), writedowns for
ASSETS AND       impairment are recorded as the facts and circumstances warrant.
FOR LONG-LIVED   Because of the sale of the net assets of the Company on
ASSETS TO BE     July 2, 1996 (see Note 1 for the details), it has been
DISPOSED OF      determined that  the previously recorded goodwill was impaired.

REVENUE          Revenues are recognized as services are performed.
RECOGNITION

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

================================================================================

CONCENTRATIONS   Trade receivables are financial instruments which potentially
OF CREDIT RISK   subject the Company to credit risk. The Company reviews a
                 customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company generally does not require collateral or other security from its customers. No single customer accounted for a significant amount of the Company's sales for the year ended June 30, 1996, the seven months ended June 30, 1995 or the five months ended November 30, 1994. There were no significant accounts receivable from a single customer at June 30, 1996 and 1995.

USE OF           The preparation of financial statements in conformity with
ESTIMATES        generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE       The carrying amounts reported in the combined balance sheet for
OF FINANCIAL accounts receivable, accounts payable, and accrued expenses and INSTRUMENTS other current liabilities approximate fair value because of the immediate or short-term maturity of these financial instruments.

INCOME TAXES     Income taxes are calculated using the liability method
                 specified by Statement of Financial Accounting Standards No.
                 109, "Accounting for Income Taxes."

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

1. SALE OF       On June 28, 1996, the Company's parent, Global Spill
   ASSETS        Management, Inc. ("GSMI") signed an agreement to sell all of the assets, net of substantially all of the liabilities, of the Company to Eastern Environmental Services, Inc. ("EESI") for common stock of EESI valued at $700,000. The agreement was contingent upon the proceeds from the sale of the EESI stock being deposited with GSMI's lender and applied against the line of credit of GSMI, which occurred on July 2, 1996.

                 As a result of the proposed sale, the Company has reflected its net assets at the lower of cost or market. Market value is based on the estimated value of the stock received as a result of the sale. At June 30, 1996, a charge to operations amounting to $1,817,733 has been reflected as an impairment loss on the goodwill previously recorded.

2. PROPERTY      Major classes of property and equipment consist of the
   AND           following:
   EQUIPMENT

                 June 30,                                    1996        1995
                 ---------------------------------------------------------------
                 Building improvements                   $   2,784   $   2,784
                 Office equipment and furniture             12,279      11,727
                 ---------------------------------------------------------------
                                                            15,063      14,511
                 Less accumulated depreciation              (9,579)     (5,748)
                 ---------------------------------------------------------------
                 Net property and equipment              $   5,484   $   8,763
                 ===============================================================

                 Depreciation expense amounted to $3,831, $818 and $318 for the year ended June 30, 1996, the seven months ended June 30, 1995 and the five months ended November 30, 1994, respectively.

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

3.  TRANSACTIONS   The Company used various services provided by its then
    WITH           parent, Global Spill Management, Inc. For the year ended June
    AFFILIATED     30, 1996 and for the seven months ended June 30, 1995, the
    COMPANIES      cost for those services amounted to $885,723 and $782,961, respectively. The parent allocated the Company's portion of these costs on a basis consistent with the method of allocation to all other subsidiaries. In the opinion of Company management, the costs so allocated represent a fair measure of the services provided, similar to that which would have been incurred otherwise.

                   Concurrent with the agreement to sell the Company, the board of directors of GSMI and all of its subsidiaries agreed to treat all intercompany accounts receivable from and accounts payable to each member of the consolidated group as if they were due from or to the parent, GSMI. GSMI agreed to forgive all such net indebtedness. As a result, the Company treated the net amounts due to GSMI, in the amount of $782,355, as a contribution of capital.

4. NOTES PAYABLE,  On December 1, 1994, the parent acquired all of the issued
   FORMER          and outstanding stock of the Company for $3,072,560, payable
   STOCKHOLDERS    in cash in the amount of $43,750, short term notes in the
                   amount of $1,956,250, bearing interest at 8.5%, and an eight year note in the amount of $1,072,560, bearing interest at 2% above the Wall Street Journal published prime rate. The notes were collateralized by the common stock of Allied and its affiliates purchased by the parent.

                   During the year ended June 30, 1996 and the seven months ended June 30, 1995, the parent made payments on the notes totaling $172,331 and $1,923,752, respectively, which have been reflected by the Company as a contribution to capital.

                   Interest expense for the year ended June 30, 1996 and the seven months ended June 30, 1995 amounted to $108,881 and $110,171, respectively, of which $139,726 and $10,072 was paid by the parent and has also been reflected as a contribution of capital for the respective periods.

                   As disclosed in Note 1, the Company sold its assets to Eastern Environmental Services, Inc. Concurrent with the closing, the Company and the former stockholders released each other from any and all obligations to or from each other. As a result, the principal and interest due to the former stockholders,

              ALLIED ENVIRONMENTAL SERVICES, INC. AND AFFILIATES

                    NOTES TO COMBINED FINANCIAL STATEMENTS

================================================================================

                   in the amount of $932,727, was forgiv en as of the date of sale, July 2, 1996. This forgiveness will be recorded in fiscal 1997.

5. COMMITMENTS     The Company has an operating lease agreement for the rental of office space, which expires in February 1997 and provides for a future minimum lease commitment of $22,600.

                   Rent expense for the year ended June 30, 1996, the seven months ended June 30, 1995 and the five months ended November 30, 1994 was $36,318, $20,835 and $15,100, respectively.

6. INCOME TAXES    Deferred income taxes reflect the net tax effects of
                   temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                   At June 30, 1996, the components of the deferred tax assets were as follows:

                   June 30,                                 1996         1995

                   =============================================================
                   Reserves, allowances and adjustments   $ 144,000  $  51,000
                   Net operating loss carryforwards         354,000    140,600
                   Valuation allowances                    (498,000)  (191,600)
                   -------------------------------------------------------------
                   DEFERRED INCOME TAX ASSET              $       -  $       -
                   =============================================================

                   The Company's net operating losses, which amount to $1,041,000 at June 30, 1996, expire in 2010 and 2011.

7. BORROWINGS      The Company's parent, Global Spill Management, Inc., had a revolving line of credit with a bank. The line of credit was collateralized by a secured interest in substantially all of the Company's assets. As stated in Note 1, the proceeds from the sale of the Company's net assets was used to pay down this line of credit, and as a result, the Company has been released from any obligations under the collateral agreement.

[LETTERHEAD OF B.J. KLINGER & CO., P.C. APPEARS HERE]


Independent Auditor's Report



To the Shareholders and Board of Directors of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc.

We have audited the accompanying combined balance sheet of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc. as of June 30, 1994, and the related combined statements of income, cash flows, and retained earnings for the twelve months beginning July 1, 1993 and ended June 30, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid - Atlantic, Inc., and Allied Waste Management, Inc, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/  B.J. Klinger & Co., P.C.
B.J. Klinger & Co., P.C.
August 19, 1996

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                            Combined Balance Sheet
                                 June 30, 1994

                                    Assets

Current Assets
  Accounts Receivable                                  $3,381,166
  Allowance For Doubtful Accounts                         (40,000)
  Prepaid Expenses                                         12,451
  Employee Advances                                         3,250
  Payroll Exchange                                          2,224
  Due from Affiliate                                       86,215

      Total Current Assets                                         3,445,307

Fixed Assets -  Net of Depreciation  & Amortization          7,073
                                                             -----
      Total Fixed Assets                                               7,073

Other Assets
  Security Deposits                                          3,900
                                                             -----
     Total Other Assets                                                3,900
                                                                       -----
          Total Assets                                            $3,456,280
                                                                  ----------


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid- Atlantic, Inc.
                            Combined Balance Sheet
                                 June 30, 1994

                       Liabilities & Stockholders Equity

Current Liabilities
  Overdraft In Bank                                      $144,007
  Accounts Payable                                      3,019,327
  Accrued Expenses Payable                                 52,496
  Accrued Payroll Taxes                                     4,036
  N.Y.S. Sales Taxes Payable                                2,772
                                                            -----
      Total Current Liabilities                                       3,222,639

Non Current Liabilities
      Total Non Current Liabilities                                           0

Stockholders Equity
  Common Stock                                             11,200
  Subscriptions Receivable                                (10,200)
  Retained Earnings                                       232,641
                                                          -------
      Total Stockholders Equity                                         233,641

          Total Liabilities & Stockholders Equity                    $3,456,280
                                                                     ----------


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                         Combined Statement of Income
                   For The Twelve Months Ended June 30, 1994


                                                  12 Months Ended
                                                  ---------------
                                                   June 30, 1994        Pct.
                                                   -------------        ----
Revenue
  Sales                                             $13,252,892           100.78
  Sales Allowances                                     (101,956)           -0.78
                                                       ---------
      Total Revenue                                  13,150,936           100.00

Cost of Goods Sold (See Schedule)                    11,142,750            84.73
                                                     ----------            -----

          Gross Profit                                2,008,186            15.27

General, & Administrative Expenses - (See             1,897,003            14.42
Schedule)                                             ---------            -----

      Operating Income                                  111,183             0.85

Other Income                                                330             0.00

      Total Other Income                                    330             0.00

      Net Income Before Taxes                           111,513             0.85
                                                        -------             ----
Provision for Income Taxes
  Income Tax Expense                                      1,793             0.01
                                                          -----             ----

          Net Income                                   $109,720             0.83
                                                       --------             ----


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid Atlantic, Inc.
                      Combined Schedule of Cost of Sales
                   For The Twelve Months Ended June 30, 1994



                                           12 Months Ended
                                           ---------------
                                            June 30, 1994       Pct.
                                            -------------       ---
Cost of Sales
  Trucking & Disposal Costs                  $11,142,750          84.73
                                             -----------          -----

      Total Cost of Sales                    $11,142,750          84.73
                                             -----------          -----


See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
            Combined Schedule of General & Administrative Expenses
                   For The Twelve Months Ended June 30, 1994


                                               12 Months Ended
                                               ---------------
                                                June 30, 1994         Pct.
                                                -------------         ---
General & Administrative Expenses
  Salaries Officers                                 $463,385             3.52
  Salaries Other                                     562,100             4.27
  F.I.C.A. Expense                                    48,336             0.37
  Freight Out                                          2,720             0.02
  Automobile Expenses                                 34,621             0.26
  Rent                                                37,356             0.28
  Insurance Expense                                   86,604             0.66
  Professional Fees                                   49,004             0.37
  Maintenance & Repairs                                  337             0.00
  Office Expense                                      28,113             0.21
  Advertising                                         10,967             0.08
  License & Permits                                    5,042             0.04
  Bid & Bonding Expense                               91,531             0.70
  Commission Expense                                 199,597             1.52
  Telephone Expense                                   66,702             0.51
  Selling Expenses                                    11,801             0.09
  Gifts                                                3,773             0.03
  Travel Expense                                      16,217             0.12
  Meals & Entertainment                               15,116             0.11
  Utilities                                              577             0.00
  Dues & Subscriptions                                12,169             0.09
  Stationary & Postage                                14,561             0.11
  Bank Charges                                         4,132             0.03
  Miscellaneous Expenses                                 671             0.01
  Security                                               253             0.00
  Depreciation                                         1,043             0.01
  Amortization                                            72             0.00
  State Unemployment Insurance                         7,007             0.05
  Federal Unemployment Insurance                       1,822             0.01
  Reimbursed Employee Expenses                        66,970             0.51
  Outside Labor                                        4,985             0.04
  Contributions                                          240             0.00
  Payroll Services                                     2,517             0.02
  Penalties & Fines                                      641             0.00
  Computer Expense                                     3,634             0.03
  Printing Expenses                                    2,343             0.02
  Bad Debt Expense                                    40,047             0.30
                                                      ------             ----
      Total General & Administrative Expenses     $1,897,003            14.42
                                                  ----------            -----

See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                          Allied Mid - Atlantic, Inc.
                       Combined Statement of Cash Flows
                   For The Twelve Months Ended June 30, 1994

  Net Income                                                            $109,720

Adjustments to reconcile Net Income to Net -
Cash provided by Operating Activities:
  Depreciation & Amortization                                    1,115
  Increase in Payroll Exchange                                    (151)
  Increase in Accounts Receivable                           (1,489,015)
  Increase in Allowance for Bad Debts                           40,000
  Increase in Prepaid Expenses                                  (3,103)
  Increase in Due From Officer                                  (2,100)
  Decrease in Due From Employee's                                1,350
  Increase in Due From Affiliate                               (28,785)
  Increase in Security Deposits                                 (1,500)
  Increase in Accounts Payable                               1,304,420
  Increase in Payroll Taxes Payable                              1,867
  Increase in State Sales Tax Payable                              953
  Increase in Garnishee Payable                                     45
  Decrease in Salaries Payable                                    (942)
  Decrease in Accrued Expenses Payable                          (1,500)
  Decrease in Accrued Payroll Payable                           (8,891)
  Increase in Accrued Commissions                               45,020
                                                                ------
    Total Cash Used in Operating Activities                    (31,498)
                                                                ------
Net Cash Used By Investing Activities
  Purchases of Office Equipment                                 (1,022)
                                                                ------

    Total Cash Used in Investing Activities                     (1,022)
                                                                ------
Net Cash Used or Provided by Financing -
Activities:
  Capital Stock                                                    100
                                                                   ---

    Total Cash Provided by Financing Activities                    100
                                                                   ---

Net Decrease in Cash                                           (32,420)
                                                                ------

Cash Balance at Beginning of Period                           (111,587)
                                                               -------

Cash Balance at End of Period                                ($144,007)
                                                              --------

See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                   Allied Environmental Services West, Inc.
                         Allied Waste Management, Inc.
                           Allied Mid-Atlantic, Inc.
                     Combined Retained Earnings Statement
                For the Twelve Month Period Ended June 30, 1994

Retained Earnings
  December 31, 1993                                                   $143,020
  Less: Net Profit Six Months Beginning July 1, -
  1993 to December 31, 1993                                            (20,099)
                                                                        ------

  Beginning Retained Earnings June 30, 1993                            122,921

  Add: Net Profit Twelve Months Beginning -
  July 1, 1993 to June 30, 1994                                        109,720

  Ending Retained Earnings June 30, 1994                              $232,641
                                                                      --------

See accompanying summary of accounting policies & notes to financial statements

                      Allied Environmental Services, Inc.
                    Allied Environmental Services West, Inc.
                          Allied Mid - Atlantic, Inc.
                         Allied Waste Management, Inc.

                   Summary of Significant Accounting Policies
                   ------------------------------------------



Principals of Combination
-------------------------

The combined financial statements include the accounts of the following companies, all of which have common ownership and or activity as follows. Throughout this report, these companies will be referred to as the "Company" or "Allied". The combined financial statements being reported on represent a twelve month period other than the Company's year end, which is December.

Allied Environmental Services, Inc., 200 Authorized, 100 Issued and Outstanding, $10,000.00

Allied Environmental Services West, Inc., 200 Authorized, 100 Issued and Outstanding, $1,000.00.

Allied Waste Management, Inc., 200 Authorized, 100 Issued and Outstanding, $100.00.

Allied Mid - Atlantic, Inc., 200 Authorized, 100 Issued and Outstanding,
$100.00.

Combined, 800 Authorized, 400 Issued and Outstanding, $11,200.00.

Business Operations
-------------------

The Company is engaged in arranging for the transportation and disposal of contaminated soil to various waste disposal facilities throughout the United States. The Company's customer base is comprised of companies primarily located in the States of New York, New Jersey, Pennsylvania, and California.

Property Equipment and Depreciation
-----------------------------------

Property and equipment are stated at their historical cost. Depreciation is provided using the straight line method of depreciation over the estimated useful lives of the assets, which range from five to seven years. Upon sale or retirement of the assets, the cost and accumulated depreciation are eliminated from the accounts and the related gain or loss is included as income. Expenditures for repairs and maintenance are charged to income as incurred.

Revenue Recognition
-------------------

Revenues are recognized as services are performed.

Concentrations of Credit Risk
-----------------------------

Trade receivables are financial instruments which potentially subject the Company to credit risk. The Company reviews a customers credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends, and other information. The Company does not require collateral or other security from its customers.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the combined balance sheet for accounts receivable, accounts payable, and accrued expenses and other current liabilities approximate fair value because of the immediate or short term maturity of these financial instruments.

Income Taxes
------------

The Company filed its income taxes on a cash basis for the calendar year ended December 31, 1994, and the eleven month period ended November 30, 1995. The resulting tax liability for the period reported on was immaterial.

                      Allied Environmental Services, Inc.
                    Allied Environmental Services West, Inc.
                          Allied Mid - Atlantic, Inc.
                         Allied Waste Management, Inc.

                     Notes to Combined Financial Statements
                     --------------------------------------


Property and Equipment

Major classes of property and equipment consist of the following:


Furniture & Fixtures                                                 6,756.00
Accumulated Amortization Furniture & Fixtures                       (1,920.00)
Office Equipment                                                     2,139.00
Accumulated Depreciation Office Equipment                             (324.00)
Leasehold Improvements                                               2,790.00
Accumulated Amortization Leasehold Improvements                     (2,368.00)
                                                                  -----------

                                 Net Property & Equipment            7,073.00

Transactions with Affiliated Companies
--------------------------------------

Balances with affiliated companies, which are non- interest bearing and provide for no specific repayment terms, consist of:

June 30, 1994

Due from Allied Lead Services, Inc.  $86,215.00

The amounts presented above have been reflected in the financial statements as current.

Lease Obligations
-----------------

The Company leases its premises in Merrick, N.Y. from Drayman Family Partnership. The lease term is five years beginning in 1991. The lease calls for annualized rent of $24600.00, to be paid in 1994, and $25,830.00 to be paid in 1995. The Company leases additional office space in San Rafael California. This lease agreement is with Garco Investments, Inc.. The lease term is three years beginning in June of 1992. The lease calls for annual rent totaling $4,208.76 to be paid through June of 1995.

Subsequent Events
-----------------

On December 1, 1994, the Company agreed to sell to Global Spill Management, Inc., a public company, all of the issued and outstanding stock of the Company for $3,072,560.00 payable in cash in the amount of $43,750.00, short term notes in the amount of $1,956,250.00, bearing interest at 8.5% and an eight year note in the amount of $1,072,560.00, bearing interest at 2% above the Wall Street Journal published prime rate. The notes are collateralized by the common stock of Allied and its affiliates purchased by Global Spill Management, Inc. The eight year note is due in annual installments of $134,070.00 on December 1 of each year starting in 1996.

In May of 1996, the Company entered into an agreement under the terms of which its parent, (Global Spill Management, Inc.) has agreed to sell all of the assets of the Company to Eastern Environmental Services, Inc. for stock estimated to be worth $700,000.00.

              UNAUDITED PRO FORMA COMBINED SUMMARY OF OPERATIONS
                           YEAR ENDED JUNE 30, 1996

     The following unaudited pro forma combined summary of operations for the year ended June 30, 1996 gives effect to the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share. The above transaction is presented as if it occured on July 1, 1995.

     The following unaudited pro forma financial data may not be indicative of what the results of operations of Eastern Environmental Services, Inc. would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the results of operations of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes thereto appearing elsewhere in this filing.

                                                              Allied
                                              Eastern     Environmental
                                           Environmental  Services, Inc.    Pro Forma          Pro Forma
                                           Services, Inc. and affiliates   Adjustments          Combined
                                           -------------- --------------   -----------         ---------
Revenues                                      $ 7,632,503   $10,549,739    $         -       $18,182,242
Cost of revenues                                6,857,418     8,211,825              -        15,069,243
                                              -----------   -----------    -----------       -----------
Gross Profit                                      775,085     2,337,914              -         3,112,999

Selling, general and                                                          (137,032) (1)
  administrative expenses                       3,853,145     3,231,358       (885,723) (2)    6,061,748
                                              -----------   -----------    -----------       -----------

Operating loss                                 (3,078,060)     (893,444)     1,022,755        (2,948,749)

Interest expense                                 (153,428)     (108,881)                        (262,309)
Other expense                                    (268,555)   (1,817,733)     1,817,733  (3)     (268,555)
                                              -----------   -----------    -----------       -----------
Loss before income taxes
  (benefit)                                    (3,500,043)   (2,820,058)     2,840,488        (3,479,613)

Income taxes (benefit)                                  -             -              -                 -
                                              -----------   -----------    -----------       -----------
Net Loss                                      $(3,500,043)  $(2,820,058)   $ 2,840,488       $(3,479,613)
                                              ===========   ===========    ===========       ===========

Loss per share                                                                                     $(.61)
                                                                                                   =====

Weighted average number of shares
  outstanding                                                                             (4)  5,688,620
                                                                                             ===========

          NOTES TO UNAUDITED PRO FORMA COMBINED SUMMARY OF OPERATIONS
                           YEAR ENDED JUNE 30, 1996

1.) To adjust depreciation and amortization expenses for the change in the basis of property and equipment, net of historical depreciation and amortization of Allied Environmental Services, Inc. and Affiliates ("Allied") which would have occurred had the purchase of the assets of Allied been completed July 1, 1995.

2.) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Allied's prior parent which were terminated as a result of the purchase transaction. Such administrative services were absorbed by excess capacity of the Company and the Company has not hired additional employees to perform these administrative services.

3.) To adjust for the write-off of certain intangible assets of Allied to reflect the recording of purchase accounting as if the acquisition was consummated at the beginning of the year whereby the Company would have assigned a value of zero to this intangible asset.

4.) For purposes of determining pro forma loss per share, the issuance of 116,667 shares of common stock as consideration for the purchase of the assets of Allied were considered to have been outstanding from July 1, 1995.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996

     The following unaudited pro forma combined balance sheet as of June 30, 1996 gives effect to the acquisition of Allied Environmental Services, Inc. and Affiliates ("Allied") for consideration of approximately $700,000 in Eastern Environmental Services, Inc. common stock at an assumed fair market value of $6.00 per share. The above transaction is presented as if it had occurred on June 30, 1996.

     The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transaction to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes thereto appearing elsewhere in this filing.

                                                                      Allied
                                                   Eastern         Environmental
                                                Environmental      Services, Inc.      Pro Forma               Pro Forma
                                                Services, Inc.     and affiliates     Adjustments              Combined
                                                -------------      --------------    -------------             --------------
Assets
Current assets:
 Cash and cash equivalents                      $   617,398        $    (2,663)      $     2,663     (1)       $   617,398
 Accounts receivable, net of allowance            1,272,138          2,058,642          (783,610)    (1)         2,547,170
 Deferred income taxes                               84,418                  0                 0                    84,418
 Tax refund receivable                               74,467                  0                 0                    74,467
 Prepaid expenses and other
      current assets                                634,548             16,552           (16,552)    (1)           634,548
                                                -----------        -----------        -----------               ----------
Total current assets                              2,682,969          2,072,531          (797,499)                3,958,001

Net property and equipment                       10,918,566              5,484              (484)    (1)        10,923,566

Assets held for resale                              859,262                  0                 0                   859,262
Intangible assets                                   311,014                  0           417,884     (1)           728,898
Other assets                                        505,173            127,116                 0                   632,289
                                                -----------        -----------        ----------                ----------

Total assets                                   $ 15,276,984        $ 2,205,131        $ (380,099)              $17,102,016
                                                ===========        ===========        ==========                ==========

Liabilities and stockholders' equity

Current liabilities:
 Short-term borrowings                             $237,500                 $0                $0               $   237,500
 Accounts payable                                 1,945,343          1,524,541          (399,509)    (1)         3,070,375
 Accrued expenses                                 1,329,579             20,546           (20,546)    (1)         1,329,579
 Income taxes payable                                57,739                  0                 0                    57,739
 Current portion of accrued
  environmental costs                               870,000                  0                 0                   870,000
 Current position of long-term debt                 663,352                  0                 0                   663,352
                                                -----------        -----------       -----------               -----------
Total current liabilities                         5,103,513          1,545,087          (420,055)                6,228,545

Deferred income taxes                               156,770                  0                 0                   156,770
Long-term debt                                    1,681,816                  0                 0                 1,681,816
Other Liabilities                                                            0                 0                         0
Accrued environmental costs                       2,088,457                  0                 0                 2,088,457

Stockholders' equity:
 Common stock                                        60,777             11,200           (10,033)    (1)            61,944
  Additional paid-in capital                      9,020,714          3,071,396        (2,372,563)    (1)         9,719,547
 Retained earnings                               (2,758,804)        (2,422,552)        2,422,552     (1)        (2,758,804)
                                                -----------        -----------       -----------     ---       -----------
                                                  6,322,687            660,044            39,956                 7,022,687
 Less treasury stock at cost - 39,100
  common shares                                      76,259                  0                 0                    76,259
                                                -----------        -----------       -----------               -----------
Total stockholders' equity                        6,246,428            660,044            39,956                 6,946,428
                                                -----------        -----------       -----------               -----------

Total liabilities and stockholders' equity      $15,276,984        $ 2,205,131       $  (380,099)              $17,102,016
                                                ===========        ===========       ===========               ===========

              NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996


(1) To record the purchase of Allied Environmental Services, Inc. and affiliates for consideration of $700,000 in EESI stock at an assumed fair market value of $6.00 per share. The excess of the cumulative purchase price over the cumulative net book value of the assets acquired has been assigned to goodwill. The assets not acquired and the liabilities not assumed have been eliminated.